 Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Fourth Quarter 2021 Results and Declares Dividend of $0.10 per Class A Common Share

February 28, 2022

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the fourth quarter and full year 2021.

Fourth Quarter Highlights

Financial results
•	NFE is pleased to report our highest quarterly and annual net income and EPS in our history
o	Net income of over $151 million and EPS of $0.72 per share on a fully diluted basis for Q4 2021
o	Net income of over $92 million and EPS of $0.47 per share on a fully diluted basis for the year ended December 31, 2021
•	NFE is adopting Adjusted EBITDA as our new financial performance measure
o	Adjusted EBITDA(4) increased almost 100% over the previous quarter to approximately $334 million in Q4 2021 from $170 million in Q3 2021
o	Adjusted EBITDA was over $604 million for the year ended December 31, 2021

Business update
•	Robust LNG sales and power revenues produced record revenues in Q4 and FY 2021
•	Signed 10 new commercial contracts in 2021 including:
o	~30 TBtu, 15-year supply agreement replacing oil-based fuel at Norsk Hydro’s Alunorte alumina refinery with gas to be supplied from our Barcarena Terminal in Brazil
o	Gas supply agreement with CFEnergia supplied from our La Paz, Mexico terminal for the fuel supply of two power plants in Baja California Sur, Mexico
•	Elevated and volatile commodity market environment creates significant tailwinds for NFE’s business
•	Our development projects in Nicaragua and Brazil are advancing on schedule
o	Nicaragua power plant is fully complete and awaiting First Gas(2)
o	Construction of the Barcarena offshore terminal, its associated pipeline and citygate are significantly advanced and the marine terminal at near physical completion
o
Construction at our Santa Catarina Terminal is significantly advanced, with onshore and offshore pipeline laying already commenced, the FSRU approaching drydocking and the terminal projected to be ready for FSRU mooring in early Q2 2022

•	NFE has signed a term sheet(5) with Transnet Port Terminals, a division of Transnet SOC Limited, for use of a marine berth for a large ship in Richards Bay, South Africa

Fast LNG update
•	Executed HOA for deployment of our first Fast LNG asset scheduled for Q2 2023 with Eni S.p.A.’s fully owned subsidiary, Eni Congo (“Eni”)(6)
[o]
FLNG 1 will be deployed on Eni’s Marine 12 project offshore of The Republic of Congo; NFE will receive a combination of a tolling fee for the next 20 years plus the right to purchase 50% of the LNG created(6)

•	We have taken FID(3) on our second Fast LNG unit, which is expected to be placed into service in Q3 2023
o	This asset will utilize the same modularized liquefaction technology as our FLNG 1 asset and have a nameplate capacity of 1.4 mtpa
o	NFE has also purchased two marine assets that can be used as the operational base for FLNG 2 and future FLNG assets

LNG supply
•	During 2021, NFE purchased over 0.75 mtpa of additional annual supply taking us to over 2.4 mtpa, which fully covers estimated downstream demand through 2026
•	In addition, we are actively looking to add long-term volumes from US producers to best match long-term demand in high-growth markets

Energy transition
•	We are making significant progress in the development of our clean hydrogen business, NFE Zero Parks
•	We are nearing FID(3) on our first NFE Zero Parks facility, a 100MW green hydrogen facility expected to be one of the largest of its kind in the United States
•	We expect to capitalize NFE Zero Parks to fund development of a portfolio of clean hydrogen projects, our next step in building the world’s leading energy transition company

Financing update
•	Expanded access to capital to fund our developments
o	Issuing up to $285 million of bonds in Jamaica, $160 million funded to date
o	Expanding revolver capacity by up to $200 million
o	Achieved a credit rating upgrade to BB-
•	Exploring financing alternatives, including assets sales that will allow us to redeploy capital at significantly higher yields
•	Our Board of Directors approved a dividend of $0.10 per share, with a record date of March 18, 2022 and a payment date of March 29, 2022

Financial Highlights

	Three Months Ended		Year Ended
(in millions, except Average Volumes)	September 30, 2021	December 31, 2021	December 31, 2021
Revenues	$304.7	$648.6	$1,322.8
Net (loss) income	$(17.8)	$151.7	$92.7
Terminals and Infrastructure Segment Operating Margin(1)	$115.7	$278.4	$481.2
Ships Segment Operating Margin(1)	$94.8	$94.8	$265.2
Total Segment Operating Margin(1)	$210.5	$373.2	$746.4
Adjusted EBITDA(4)	$169.9	$334.0	$604.6
Average Volumes (k GPD)	2,051	2,881	2,005

•	Record quarterly revenue of over $648mm, increasing approximately $344mm from the third quarter; revenue for the year ended December 31, 2021 was over $1.3 billion
•	Adjusted EBITDA(4) of approximately $334 million in Q4. Record quarterly Total Segment Operating Margin(1) of approximately $373 million, resulting from:
o	Terminals and Infrastructure Segment Operating Margin increased due to the impact of increased natural gas pricing and LNG cargo sales
o	Consistent contribution from Ships Segment Operating Margin from Q3 2021
•	Annual Adjusted EBIDTA(4) of over $604 million and Annual Total Segment Operating Margin(1) of over $746 million
o
Record Terminals and Infrastructure Segment Operating Margin(1) led by LNG cargo sales and the inclusion of the results of our investment in the Sergipe Power Plant acquired as part of the acquisition of Hygo Energy Transition Limited (“Hygo”) in the second quarter of 2021

[o]	Our Ships Segment, acquired in the acquisitions of Golar LNG Partners Limited (“GMLP”) and Hygo in the second quarter of 2021, contributed $265 million to Total Segment Operating Margin(1)

Please refer to our Q4 2021 Investor Presentation (the “Presentation”) for further information about the following terms:
1) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Terminals and Infrastructure Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”). Ships Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.
2) “First Gas” means the date on which (or, for future dates, management's current estimate of the date on which) natural gas is first made available to our projects, including our facilities in development. Full commercial operations of such projects will occur later than, and may occur substantially later than, the First Gas date. We cannot assure you if or when such projects will reach the date of delivery of First Gas, or full commercial operations. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
3) “FID” means management has made an internal commitment to commit resources (including capital) to a particular project. Our management has not made an FID decision on certain projects as of the date of this press release, and there can be no assurance that we will be willing or able to make any such decision, based on a particular project’s time, resource, capital and financing requirements.
4) “Adjusted EBITDA” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
5) NFE’s term sheet with Transnet Port Terminals is subject to entering into definitive agreements.
6) NFE’s project with Eni is subject to entering into definitive agreements.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Tuesday, March 1, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Fourth Quarter 2021 Earnings Call."

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:00 A.M. Eastern Time on March 1, 2022 through 11:00 A.M. Eastern Time on March 8, 2022 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 2763528.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG and our ability to supply LNG and natural gas in the future, including under our definitive agreements, such as the agreements with Norsk Hydro and CFEnergia; current elevated and volatile commodity market environment creating significant tailwinds for NFE’s business; expected First Gas date for our Nicaragua Power Plant; completion of construction and commissioning of our Nicaragua and Brazil projects; ability to maintain our expected development timelines; our ability to finalize and execute definitive agreements in connection with our term sheet with Transnet Port Terminals; our ability to finalize and execute definitive agreements with Eni and to fulfill all of the conditions precedent to effectiveness under our HOA; expectations regarding our benefits from our Fast LNG asset and ability to use our current assets for our Fast LNG project; expectations regarding our ability to place our Fast LNG asset into service within our expected timeline; our ability to match our LNG supply and demand profile; our expected needs for LNG supply in the future; our ability to reach FID on our NFE Zero Parks facility; capitalization of NFE Zero Parks; and the implementation and success of our financing alternatives, including any asset sales. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply; our ability to successfully benefit from current elevated and volatile commodity market environment; the risk that our development, construction or commissioning of our facilities will take longer than we expect; the risk that we may not develop our Fast LNG project on the timeline we expect or at all, or that we do not receive the benefits we expect from the Fast LNG project; cyclical or other changes in the demand for and price of LNG and natural gas; the risk that the foregoing or other factors negatively impact our liquidity and our ability to capitalize our projects; and the risk that we may be unable to implement our financing strategy or to effectively leverage our assets. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR and Media:
Brett Magill
bmagill@newfortressenergy.com

Exhibits – Financial Statements

Condensed Consolidated Statements of Operations
For the three months ended September 30, 2021 and December 31, 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	September 30, 2021	December 31, 2021
Revenues
Operating revenue	$188,389	$548,395
Vessel charter revenue	78,656	87,592
Other revenue	37,611	12,644
Total revenues	304,656	648,631

Operating expenses
Cost of sales	135,432	282,477
Vessel operating expenses	15,301	20,976
Operations and maintenance	20,144	18,356
Selling, general and administrative	46,802	74,927
Transaction and integration costs	1,848	2,107
Depreciation and amortization	31,194	30,297
Total operating expenses	250,721	429,140
Operating income	53,935	219,491
Interest expense	57,595	46,567
Other (income), net	(5,400)	(3,692)
Loss on extinguishment of debt, net	-	10,975
Net income before loss from equity method investments and income taxes	1,740	165,641
Loss from equity method investments	(15,983)	(8,515)
Tax provision	3,526	5,403
Net (loss) income	(17,769)	151,723
Net loss (income) attributable to non-controlling interest	7,963	(866)
Net (loss) income attributable to stockholders	$(9,806)	$150,857

Net (loss) income per share – basic	$(0.05)	$0.73
Net (loss) income per share – diluted	$(0.05)	$0.72

Weighted average number of shares outstanding – basic	207,497,013	207,479,963
Weighted average number of shares outstanding – diluted	207,497,013	210,511,076

Adjusted EBITDA
For the three months ended December 31, 2021
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.

We calculate Adjusted EBITDA as net income (loss), plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, interest expense (net of interest income), other expense (income), net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities.

Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities.  Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income (loss) and diluted earnings (loss) per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the 3 months ended September 30, 2021 and December 31, 2021:

	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Total Segment Operating Margin per Form 10-K	$210,478	$373,150	$746,430
Less: Core SG&A (see definition above)	38,496	38,003	137,144
Less: Pro rata share Core SG&A from unconsolidated entities	2,047	1,110	4,726
Adjusted EBITDA	$169,935	$334,037	$604,560

Net (loss) income	$(17,769)	$151,723	$92,711
Add: Interest expense (net of interest income)	57,595	46,567	154,324
Add: Tax provision	3,526	5,403	12,461
Add: Depreciation and amortization	31,194	30,297	98,377
Add: SG&A items excluded from Core SG&A (see definition above)	8,306	36,894	62,737
Add: Transaction and integration costs	1,848	2,107	44,671
Add: Other (income) net	(5,400)	(3,692)	(17,150)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	2,316	472	2,788
Add: Loss on extinguishment of debt, net	-	10,975	10,975
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities	72,336	44,746	157,109
Less: Loss (income) from equity method investments	15,983	8,515	(14,443)
Adjusted EBITDA	$169,935	$334,007	$604,560

(1)
Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of $52,179 and $24,173 for the three months ended September 30, 2021 and December 31, 2021, respectively, and the Company’s effective share of the Adjusted EBITDA of Hilli LLC of $20,157 and $20,573 for the three months ended September 30, 2021 and December 31, 2021, respectively. Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of 99,512 for the period after the acquisition of Hygo Energy Transition Ltd through December 31, 2021, and the Company’s effective share of the Adjusted EBITDA of Hilli LLC of $57,597 for the period after the acquisition of Golar LNG Partners Limited through December 31, 2021.

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income (loss), adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, interest expense, other (income) expense, loss on extinguishment of debt, net, income from equity method investments and tax expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended December 31, 2021
(in thousands of $)	Infrastructure and Terminals ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$278,354	$94,796	$373,150	$(46,328)	$326,822
Less:
Selling, general and administrative					74,927
Transaction and integration costs					2,107
Depreciation and amortization					30,297
Interest expense					46,567
Other (income), net					(3,692)
Loss from extinguishment of debt					10,975
Loss from equity method investments					8,515
Tax provision					5,403
Net income					151,723

⁽¹⁾ Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $18,580 for the three months ended December 31, 2021 are reported in loss from equity method investments on the consolidated statements of operations and comprehensive income (loss).  Terminals and Infrastructure does not include the unrealized mark-to-market loss on derivative instruments of $472 for the three months ended December 31, 2021 reported in Cost of sales.
⁽²⁾ Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $10,065 for the three months ended December 31, 2021 are reported in loss from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
⁽³⁾ Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended September 30, 2021
(in thousands of $)	Infrastructure and Terminals ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$115,638	$94,840	$210,478	$(76,699)	$133,779
Less:
Selling, general and administrative					46,802
Transaction and integration costs					1,848
Depreciation and amortization					31,194
Interest expense					57,595
Other (income), net					(5,400)
Loss from equity method investments					15,983
Tax provision					3,526
Net loss					(17,769)

⁽¹⁾Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $27,792 for the three months ended September 30, 2021 are reported in loss from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).  Terminals and Infrastructure does not include the unrealized mark-to-market loss on derivative instruments of $2,316 for the three months ended September 30, 2021 reported in Cost of sales.
⁽²⁾ Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $11,809 for the three months ended September 30, 2021 are reported in loss from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
⁽³⁾ Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Year Ended December 31, 2021
(in thousands of $)	Infrastructure and Terminals ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$481,207	$265,223	$746,430	$(164,623)	$581,807
Less:
Selling, general and administrative					199,881
Transaction and integration costs					44,671
Depreciation and amortization					98,377
Interest expense					154,324
Other (income), net					(17,150)
Loss from extinguishment of debt					10,975
(Income) from equity method investments					(14,443)
Tax provision					12,461
Net income					92,711

⁽¹⁾ Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $17,925 for the year ended December 31, 2021 are reported in income from equity method investments on the consolidated statements of operations and comprehensive income (loss).  Terminals and Infrastructure does not include the unrealized mark-to-market loss on derivative instruments of $2,788 for the year ended December 31, 2021 reported in Cost of sales.
⁽²⁾ Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $32,368 for the year ended December 31, 2021 are reported in income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
⁽³⁾ Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Condensed Consolidated Balance Sheets
As of December 31, 2021 and 2020
 (Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$187,509	$601,522
Restricted cash	68,561	12,814
Receivables, net of allowances of $164 and $98, respectively	208,499	76,544
Inventory	37,182	22,860
Prepaid expenses and other current assets, net	83,115	48,270
Total current assets	584,866	762,010

Restricted cash	7,960	15,000
Construction in progress	1,043,883	234,037
Property, plant and equipment, net	2,137,936	614,206
Equity method investments	1,182,013	-
Right-of-use assets	309,663	141,347
Intangible assets, net	142,944	46,102
Finance leases, net	602,675	7,044
Goodwill	760,135	-
Deferred tax assets, net	5,999	2,315
Other non-current assets, net	98,418	86,030
Total assets	$6,876,492	$1,908,091

Liabilities
Current liabilities
Current portion of long-term debt	$97,251	$-
Accounts payable	68,085	21,331
Accrued liabilities	244,025	90,352
Current lease liabilities	47,114	35,481
Other current liabilities	106,036	43,986
Total current liabilities	562,511	191,150

Long-term debt	3,757,879	1,239,561
Non-current lease liabilities	234,060	84,323
Deferred tax liabilities, net	269,513	2,330
Other long-term liabilities	58,475	15,641
Total liabilities	4,882,438	1,533,005

Commitments and contingencies (Note 20)

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 206.9 million issued and outstanding as of December 31, 2021; 174.6 million issued and outstanding as of December 31, 2020	2,069	1,746
Additional paid-in capital	1,923,990	594,534
Accumulated deficit	(132,399)	(229,503)
Accumulated other comprehensive (loss) income	(2,085)	182
Total stockholders' equity attributable to NFE	1,791,575	366,959
Non-controlling interest	202,479	8,127
Total stockholders' equity	1,994,054	375,086
Total liabilities and stockholders' equity	$6,876,492	$1,908,091

Condensed Consolidated Statements of Operations
For the years ended December 31, 2021, 2020 and 2019
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2021	2020	2019
Revenues
Operating revenue	$930,816	$318,311	$145,500
Vessel charter revenue	230,809	-	-
Other revenue	161,185	133,339	43,625
Total revenues	1,322,810	451,650	189,125

Operating expenses
Cost of sales	616,010	278,767	183,359
Vessel operating expenses	51,677	-	-
Operations and maintenance	73,316	47,581	26,899
Selling, general and administrative	199,881	120,142	152,922
Transaction and integration costs	44,671	4,028	-
Contract termination charges and loss on mitigation sales	-	124,114	5,280
Depreciation and amortization	98,377	32,376	7,940
Total operating expenses	1,083,932	607,008	376,400
Operating income (loss)	238,878	(155,358)	(187,275)
Interest expense	154,324	65,723	19,412
Other (income) expense, net	(17,150)	5,005	(2,807)
Loss on extinguishment of debt	10,975	33,062	-
Net income (loss) before income from equity method investments and income taxes	90,729	(259,148)	(203,880)
Income from equity method investments	14,443	-	-
Tax provision	12,461	4,817	439
Net income (loss)	92,711	(263,965)	(204,319)
Net loss attributable to non-controlling interest	4,393	81,818	170,510
Net income (loss) attributable to stockholders	$97,104	$(182,147)	$(33,809)

Net income (loss) per share – basic	$0.49	$(1.71)	$(1.62)
Net income (loss) per share – diluted	$0.47	$(1.71)	$(1.62)

Weighted average number of shares outstanding – basic	198,593,042	106,654,918	20,862,555
Weighted average number of shares outstanding – diluted	201,703,176	106,654,918	20,862,555

Other comprehensive income (loss):
Net income (loss)	$92,711	$(263,965)	$(204,319)
Currency translation adjustment	3,489	(2,005)	219
Comprehensive income (loss)	89,222	(261,960)	(204,538)
Comprehensive loss attributable to non-controlling interest	5,615	80,025	170,699
Comprehensive income (loss) attributable to stockholders	$94,837	$(181,935)	$(33,839)

Condensed Consolidated Statements of Cash Flows
For the years ended December 31, 2021, 2020 and 2019
(Unaudited, in thousands of U.S. dollars)
	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net income (loss)	$92,711	$(263,965)	$(204,319)
Adjustments for:
Amortization of deferred financing costs and debt guarantee, net	14,116	10,519	5,873
Depreciation and amortization	99,544	33,303	8,641
(Earnings) of equity method investees	(14,443)	-	-
Dividends received from equity method investees	21,365	-	-
Sales-type lease payments received in excess of interest income	2,348	-	-
Change in market value of derivatives	(8,691)	-	-
Contract termination charges and loss on mitigation sales	-	19,114	2,622
Loss on extinguishment and financing expenses	10,975	37,090	-
Deferred taxes	(8,825)	2,754	392
Change in value of Investment of equity securities	(8,254)	-	-
Share-based compensation	37,043	8,743	41,205
Other	(5,271)	4,341	1,247
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(123,583)	(26,795)	(19,754)
(Increase) Decrease in inventories	(11,152)	23,230	(50,345)
(Increase) in other assets	(1,839)	(35,927)	(39,344)
Decrease in right-of-use assets	28,576	41,452	-
Increase in accounts payable/accrued liabilities	17,527	55,514	3,036
Increase (Decrease) in amounts due to affiliates	108	(1,272)	5,771
(Decrease) in lease liabilities	(36,126)	(42,094)	-
(Decrease) Increase in other liabilities	(21,359)	8,427	10,714
Net cash provided by (used in) operating activities	84,770	(125,566)	(234,261)

Cash flows from investing activities
Capital expenditures	(669,348)	(156,995)	(377,051)
Cash paid for business combinations, net of cash acquired	(1,586,042)	-	-
Entities acquired in asset acquisitions, net of cash acquired	(8,817)	-	-
Other investing activities	(9,354)	(636)	887
Net cash used in investing activities	(2,273,561)	(157,631)	(376,164)

Cash flows from financing activities
Proceeds from borrowings of debt	2,434,650	2,095,269	347,856
Payment of deferred financing costs	(37,811)	(36,499)	(8,259)
Repayment of debt	(461,015)	(1,490,002)	(5,000)
Proceeds from IPO	-	-	274,948
Proceeds from issuance of Class A common stock	-	291,992	-
Payments related to tax withholdings for share-based compensation	(30,124)	(6,413)	-
Payment of dividends	(88,756)	(33,742)	-
Payment of stock issuance costs	-	(1,107)	(6,938)
Net cash provided by financing activities	1,816,944	819,498	602,607
Impact of changes in foreign exchange rates on cash and cash equivalents	6,541	-	-
Net (decrease) increase in cash, cash equivalents and restricted cash	(365,306)	536,301	(7,818)
Cash, cash equivalents and restricted cash – beginning of period	629,336	93,035	100,853
Cash, cash equivalents and restricted cash – end of period	$264,030	$629,336	$93,035

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$108,790	$(12,786)	$(48,150)
Liabilities associated with consideration paid for entities acquired in asset acquisitions	10,520	-	-
Consideration paid in shares for business combinations	1,400,784	-	-
Cash paid for interest, net of capitalized interest	154,249	27,255	6,765
Cash paid for taxes	17,319	58	28